UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                       ___________________

                            FORM 8-K



                          CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

  Date of report (Date of earliest event reported): November 6, 2007

                       PetMed Express, Inc.
      ----------------------------------------------------
     (Exact name of registrant as specified in its charter)

           Florida               000-28827           65-0680967
----------------------------    -----------       ---------------
(State or other jurisdiction    (Commission      (I.R.S. Employer
       of incorporation)        File Number)    Identification No.)


        1441 S.W. 29th Avenue,  Pompano Beach, FL  33069
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       (Address of principal executive offices) (Zip Code)


                           (954) 979-5995
       --------------------------------------------------
      (Registrant's telephone number, including area code)


                         Not Applicable
   -----------------------------------------------------------
  (Former name or former address, if changed since last report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision:


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14D-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 4.01   Changes in Registrants's Certifying Accountant.

  On November 6, 2007, PetMed Express, Inc. was notified that the partners of Goldstein Golub Kessler LLP ("GGK"), the Company's independent registered public accounting firm, became partners of McGladrey & Pullen, LLP in a limited asset purchase agreement and that, as a result thereof, GGK has resigned as independent registered public accounting firm for the Company. On November 6, 2007, McGladrey & Pullen, LLP was engaged as the Company's new independent registered public accounting firm. A copy of the letter dated November 6, 2007 from GGK to the Company notifying the Company of the resignation is filed as Exhibit 99.1 to the Form 8-K.

   The audit reports of GGK on the consolidated financial statements of PetMed Express, Inc. as of and for the years ended March 31, 2007 and 2006 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

   The decision to engage McGladrey & Pullen, LLP was approved by the audit committee of the Company's board of directors.

 During the Company's two most recent fiscal years ended March 31, 2007 and 2006 and through September 30, 2007, the Company did not consult with McGladrey & Pullen, LLP on (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that may be rendered on the Company's financial statements, and McGladrey & Pullen, LLP did not provide either a written report or oral advice to the Company that McGladrey & Pullen, LLP concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) any matter that was the subject of any disagreement, as defined in Item 304 (a)(1)(iv) of Regulation S-K and the related instructions, or a reportable event within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

  In connection with the audits of the Company's consolidated financial statements for each of the fiscal years ended March 31, 2007 and 2006 and through the date of this Current Report, there were: (i) no disagreements between the Company and GGK on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of GGK, would have caused GGK to make reference to the subject matter of the disagreement in their reports on the Company's financial statements for such years, and (ii) no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

  The Company has provided GGK a copy of the disclosures in this Form 8-K prior to the filing with the Securities and Exchange Commission and has requested that GGK furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not GGK agrees with the Company's statements in this
Item 4.01(a). A copy of the letter dated November 6, 2007 furnished by GGK in response to that request is filed as Exhibit
99.2 to this Form 8-K.

Item 9.01   Financial Statements and Exhibits.

      (d) Exhibits.

99.1 Letter from GGK to the Company, notifying the Company that the partners of GGK became partners of McGladrey & Pullen, LLP in a limited asset purchase agreement and that GGK resigned as independent registered public accounting firm for the Company, dated November 6, 2007.

99.2  Letter  furnished   by  GGK  in  response to  the Company's
      request, addressed to the Securities and Exchange Commission, dated November 6, 2007, indicating their agreement with the statements contained in the Form 8-K filing.

                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 6, 2007

                                   PETMED EXPRESS, INC.

                                   By:    /s/ Bruce S. Rosenbloom
                                          -----------------------
                                   Name:  Bruce S. Rosenbloom
                                   Title: Chief Financial Officer


                                2


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                          EXHIBIT INDEX

Exhibit No.    Description
-----------    -----------

99.1 Letter from GGK to the Company, notifying the Company that the partners of GGK became partners of McGladrey & Pullen, LLP in a limited asset purchase agreement and that GGK resigned as independent registered public accounting firm for the Company, dated November 6, 2007.

99.2 Letter furnished by GGK in response to the Company's request, addressed to the Securities and Exchange Commission, dated November 6, 2007, indicating their agreement with the statements contained in the Form 8-K filing.















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